UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 27, 2012

ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard
P.O. Box 391
Covington, Kentucky  41012-0391
Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 27, 2012, Ashland Inc. announced that it hired Luis Fernandez-Moreno, 50, to serve as Vice President, Ashland and President, Ashland Water Technologies, a commercial unit of Ashland.  He previously served as Executive Vice President of Arch Chemicals, Inc., where he was responsible for the wood protection and HTH water products businesses, up until Arch Chemicals Inc. was acquired by Lonza Group Ltd. in October 2011.  Prior to that, Mr. Fernandez-Moreno served as Business Group Vice President, Dow Coating Materials, a unit that was formed after Dow Chemical Co. acquired Rohm & Haas Co. in 2009.  Mr. Fernandez-Moreno spent more than 25 years with Rohm & Haas in a series of leadership positions, including directing businesses such as paint and coating materials, plastic additives and printing technologies.  A copy of the news release is attached hereto as exhibit 99.1.

Mr. Fernandez-Moreno entered into Ashland’s standard executive change in control agreement, which sets forth the economic consequences and entitlements for termination without cause or for good reason after a change in control.  In addition, Mr. Fernandez-Moreno will qualify for the standard severance pay plan that provides benefits in the event of a covered termination in absence of a change in control.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits
99.1	News Release dated November 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.
(Registrant)

November 27, 2012	/s/ Peter J. Ganz
Peter J. Ganz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	News Release dated November 27, 2012.